Calculation of Filing Fee Tables
S-1
Boost Run Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock	457(a)	54,731,537	$ 35.82	$ 1,960,483,655.34	0.0001381	$ 270,742.79
Fees to be Paid	2	Equity	Private Warrants exercisable for Class A Common Stock	Other	4,007,216		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Class A Common Stock underlying the Private Warrants	Other	4,007,216	$ 35.82	$ 143,538,477.12	0.0001381	$ 19,822.66
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,104,022,132.46		$ 290,565.45
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 290,565.45
Offering Note
[1]	1 Consists of (i) up to 9,601,095 shares of Class A Common Stock, par value $0.0001 ("Class A Common Stock"), of Boost Run Inc. (the "Company") held by certain selling holders identified in this registration statement (collectively, the "Selling Holders") who received such shares in connection with the business combination, (ii) up to 4,628,674 shares of Class A Common Stock issued to the Sponsor and its distributees in exchange for the Class B Common Stock purchased prior to the Willow Lane IPO, (iii) up to 29,533,018 shares of Class A Common Stock issuable upon the conversion of 29,533,018 shares of Class B Common Stock, par value $0.0001 per share, of the Company, held by certain Selling Holders, and (iv) up to 10,968,750 shares of Class A Common Stock issuable as earnout consideration, consisting of up to 7,875,000 issuable to Andrew Karos and up to 3,093,750 shares issuable to the Sponsor and Goodrich ILMJS LLC pursuant to the Earnout Agreement. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high ($38.94) and low ($32.70) prices of the shares of Class A Common Stock as reported on The Nasdaq Global Market on June 30, 2026 (such date being within five business days of the date that this registration statement was first filed with the SEC).

[2]	2 Represents the resale by the Selling Holders of up to 4,007,216 warrants of the Company (the "Private Warrants"), with each Private Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50. Pursuant to Rule 457(g) under the Securities Act of 1933, as amended (the "Securities Act"), no separate registration fee is required with respect to the Private Warrants because the shares of Class A Common Stock issuable upon exercise of the Private Warrants are being registered hereby.

[3]	3 Represents 4,007,216 shares of Class A Common Stock issuable upon the exercise of the Private Warrants. Pursuant to Rule 457(g) under the Securities Act, and solely for purposes of calculating the registration fee, the proposed maximum offering price per share is based on $35.82, which is the highest of (i) $11.50, the exercise price of the Private Warrants, (ii) $35.82, the proposed maximum offering price per share of the Class A Common Stock included in this registration statement, and (iii) $35.82, the price of the Class A Common Stock determined in accordance with Rule 457(c) under the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Private Warrants has been allocated to the shares of Class A Common Stock underlying the Private Warrants and included in the registration fee with respect to such shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date